EXHIBIT 10.1(b)

                                    ADDENDUM

WHEREAS, the parties hereto, Proxity Digital Networks, Inc., and its subsidiary, On Alert Systems, Inc. have entered into the Conditional License Agreement with Traptec Corporation, dated November 10, 2003, and,

WHEREAS, the Parties wish to expand and modify that agreement, the terms and conditions of said agreement are to be included by reference herein, and this document upon execution, shall be included by this reference in said original agreement with new terms and conditions as follows:

     1. Traptec Corporation, as holder of a global Distributorship Agreement provided by World Wide Eyes, LLC, (WWE), herein agrees to and authorizes Proxity and On Alert Systems, Inc. the right to represent Traptec Corporation as a marketing representative of Traptec Corporation. This authorization is on an exclusive basis for the express and sole purpose of selling WWE surveillance and security equipment and other such products specifically and exclusively to only the military and other federal agencies, including, but not limited to the CIA, FBI, Department of Defense, Border Patrol, etc. This authorization expressly excludes any sales or marketing of WWE products to the gaming industry and related hospitality industries.

     2. All such sales by Proxity and On Alert Systems, Inc. shall be thorough Traptec Corporation, and Traptec Corporation, as Distributor for WWE shall then place all such orders with WWE and shall be responsible for coordination and accounting of all such sales to the Parties herein.

     3. As previously agreed, the Parties hereto shall divide equally (50-50) the before tax net profits generated from any such sales as generated under this agreement.

     4. All other terms and conditions of the original agreement shall continue to apply unless mutually modified in writing by the Parties.



SO AGREED:
PROXITY Digital networks, Inc.
ON ALERT SYSTEMS, INC.

By: /s/ William Robinson                Dated: _____________, 2003
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William "Billy" Robinson, President



TRAPTEC CORPORATION

By: /s/ George H. Lerg                  Dated: _____________, 2003
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George H. Lerg, President & CEO